EXHIBIT 23.1



                               KYLE L. TINGLE, CPA






                                                               January 4, 2007

To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 6, 2006 accompanying the audited financial statements of Charrette de Cafe, Corp., as of December 31, 2005, in Amendment Number 3 to Form SB-2 with the U.S. Securities and Exchange Commission, and subsequent amendments, if any, containing said report.

Very truly yours,



/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 450-2200,
            Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com